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CONTACT:                                               FOR RELEASE
Susan Rosenberg (415) 658-2209                         October 29, 1997
Kathy Reinhart (415) 658-2042

            AIRTOUCH ANNOUNCES AUTHORIZATION TO REPURCHASE UP TO $1
                                BILLION OF STOCK

     San Francisco -- The AirTouch Communications (NYSE:ATI) Board of Directors has authorized the company to repurchase up to $1 billion of AirTouch common and preferred stock. The company plans to buy shares on the open market from time to time, based on market conditions.

     AirTouch is a global wireless communications company, with interests in cellular, paging, and personal communications services in the United States, Belgium, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain and Sweden, as well as an interest in the Globalstar satellite system. The company, based in San Francisco, serves nearly 10 million proportionate customers worldwide.

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